As filed with the Securities and Exchange Commission on June 14, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-2053069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100

Carlsbad, California 92008

(Address, including Zip Code, of Principal Executive Offices)

2013 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Hany Massarany

Chief Executive Officer and President

GenMark Diagnostics, Inc.

5964 La Place Court

Carlsbad, California 92008

(760) 448-4300

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Michael S. Kagnoff, Esq.

DLA PIPER LLP (US)

4365 Executive, Suite 1100

San Diego, California 92121

Telephone: (858) 677-1400

Facsimile: (858) 677-1401

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	650,000	$10.56	$6,864,000	$937

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant’s 2013 Employee Stock Purchase Plan (the “2013 Plan”) by reason of any stock split, stock dividend or similar adjustment effected without the Registrant’s receipt of consideration that results in an increase in the number outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. This estimate is based on 85% of $12.42, the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on June 12, 2013. Pursuant to the 2013 Plan, the purchase price of the shares of common stock will generally be 85% of the lower of (a) the Fair Market Value of a share of the Registrant’s common stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of the Registrant’s common stock on the Purchase Date (as such terms are defined in the 2013 Plan).

This registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2012 as amended by the Registrant’s Form 10-K/A filed with the Commission on April 18, 2013.

(b)	All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the filing of the form referred to in (a) above.

(c)	The description of the Registrant’s common stock contained in the registration statement on Form 8-A (Registration No. 001-34753) filed with the Commission on May 24, 2010.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may request a copy of these filings, at no cost, by writing or telephoning the Registrant at:

5964 La Place Court, Suite 100

Carlsbad, California 92008

Telephone: 760-448-4300

Facsimile: 760-448-4301

Attn: Chief Financial Officer

You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The Registrant’s certificate of incorporation includes a provision that, to the fullest extent permitted by the DGCL, eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. In addition, together the Registrant’s certificate of incorporation and by-laws require it to indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding (whether criminal, civil, administrative or investigative) by reason of the fact that such person is or was a director, officer or employee of the Registrant or any of its predecessors, or serves or served at any other enterprise as a director, officer or employee at the Registrant’s request or the request of any of its predecessors, against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant. The Registrant’s by-laws also provide that it may, to the fullest extent provided by law, indemnify any person against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant. The Registrant is required to advance expenses incurred by its directors, officers, employees and agents in defending any action or proceeding for which indemnification is required or permitted, subject to certain limited exceptions. The indemnification rights conferred by the Registrant’s certificate of incorporation and by-laws are not exclusive.

In addition, the Registrant has entered into indemnification agreements with each of its executive officers and directors. The Registrant also maintains an officers and directors liability insurance policy.

The foregoing may reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their duty of care, even though such actions, if successful, might otherwise benefit the Registrant and its stockholders.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

For a list of exhibits, see the Exhibit Index in this registration statement, which is incorporated into this Item 8 by reference.

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carlsbad, State of California, on this 14th day of June, 2013.

GenMark Diagnostics, Inc.

By:	/s/ Hany Massarany
Hany Massarany Chief Executive Officer and President

POWER OF ATTORNEY

Each director and/or officer of GenMark Diagnostics, Inc. whose signature appears below constitutes and appoints Hany Massarany as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Hany Massarany Hany Massarany	Chief Executive Officer, President and Director (principal executive officer)	June 14, 2013

/s/ Richard B. Slansky Richard B. Slansky	Chief Financial Officer (principal financial and accounting officer)	June 14, 2013

/s/ Christopher Gleeson Christopher Gleeson	Chairman of the Board	June 14, 2013

/s/ Daryl J. Faulkner Daryl J. Faulkner	Director	June 14, 2013

/s/ James Fox, Ph.D. James Fox, Ph.D.	Director	June 14, 2013

/s/ Kevin C. O’Boyle Kevin C. O’Boyle	Director	June 14, 2013

/s/ Stephen T. Worland, Ph.D. Stephen T. Worland, Ph.D.	Director	June 14, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1(1)	Certificate of Incorporation.

4.2(2)	By-Laws.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of DLA Piper LLP (US) (filed as a part of Exhibit 5.1)

24.1	Power of Attorney (contained on signature page).

99.1(3)	GenMark Diagnostics, Inc. 2013 Employee Stock Purchase Plan.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 (File No. 333-165562) filed with the Commission on March 19, 2010.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 (File No. 333-165562) filed with the Commission on March 19, 2010.
(3)	Incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on April 5, 2013.